As filed with the Securities and Exchange Commission on October 1, 2008

Registration No. 333—

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Forest Oil Corporation

(Exact name of registrant as specified in its charter)

New York	25-0484900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

707 17th Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cyrus D. Marter IV

Senior Vice President, General Counsel and Secretary

Forest Oil Corporation

707 17th Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Alan P. Baden

Shelley A. Barber

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

(212) 237-0000

(212) 237-0100 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price (1)	Registration Fee

Common Stock, par value $0.10 per share, of Forest Oil Corporation to be offered by the selling shareholders named herein	7,250,000 shares	$51.38	$14,640.00

(1)           Estimated for the sole purpose of computing the registration fee.  Pursuant to Rules 457(r) and 457(c) under the Securities Act of 1933, the proposed maximum aggregate offering price and registration fee for up to 7,250,000 shares of common stock of Forest Oil Corporation to be offered by the selling shareholders from time to time at indeterminate prices are computed on the basis of the average high and low prices of Forest Oil Corporation’s common stock, as reported on the New York Stock Exchange, on September 26, 2008.

PROSPECTUS

7,250,000 Shares of Common Stock

The shares of common stock described in this prospectus are being offered for sale from time to time by the selling shareholders named herein who acquired the shares in connection with our acquisition of oil and gas properties located in the State of Texas from Cordillera Texas, L.P.  The shares of common stock described in this prospectus may be sold from time to time pursuant to this prospectus by the selling shareholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.  See “Plan of Distribution.”

The selling shareholders will receive all of the proceeds from any sales.  We will not receive any of the proceeds.  The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses.  We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is listed on the New York Stock Exchange under the symbol “FST”. On September 30, 2008, the last reported sale price for our common stock on the New York Stock Exchange was $49.60 per share.

You should carefully consider the risk factors on page 4 of this prospectus in evaluating an investment in our common stock.

Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado, 80202, and our telephone number at our principal executive offices is (303) 812-1400.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process.  Under this shelf registration process, the selling shareholders may, from time to time, sell the securities covered by this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered by the selling shareholders.  Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered.  That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC.  Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our common stock.

Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Forest” or other similar terms as used in this prospectus refer to Forest Oil Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts or present facts, that address activities, events, outcomes, and other matters that Forest plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements.  Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions identify forward-looking statements, and any statements regarding Forest’s future financial condition, results of operations and business, are also forward-looking statements.  These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus and in Part I, Item 1A, of our 2007 Annual Report on Form 10-K, Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008, and our Current Report on Form 8-K dated September 30, 2008.

These forward-looking statements appear in a number of places and include statements with respect to, among other things:

•      estimates of our oil and gas reserves;

•      estimates of our future natural gas and liquids production, including estimates of any increases in oil and gas production;

•      the amount, nature, and timing of capital expenditures, including future development costs, and availability of capital resources to fund capital expenditures;

•      the amount, nature and timing of the execution of our planned divestitures;

•      the amount, nature, and timing of any synergies or other benefits expected to result from acquisitions;

•      our outlook on oil and gas prices;

•      the impact of political and regulatory developments;

•      our future financial condition or results of operations and our future revenues and expenses; and

•      our business strategy and other plans and objectives for future operations.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, and sale of oil and gas.  These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling, and other operating risks, regulatory changes, the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described in this prospectus and in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our

Current Reports on Form 8-K under the caption “Risk Factors.”  The financial results of our foreign operations are also subject to currency exchange rate risks.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way.  The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reservoir engineers.  In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously.  If significant, such revisions would change the schedule of any further production and development drilling.  Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described above or elsewhere or incorporated by reference into this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus and attributable to Forest are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Forest or persons acting on its behalf may issue.  Forest does not undertake to update any forward-looking statements to reflect events or circumstances after the date of filing this prospectus with the Securities and Exchange Commission, except as required by law.

FOREST OIL CORPORATION

We are an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and crude oil in North America and selected international locations.  We were incorporated in New York in 1924, as the successor to a company formed in 1916, and have been a publicly held company since 1969.  Our principal reserves and producing properties are located in the United States in Arkansas, Colorado, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming and in Canada.

Our common stock trades on the New York Stock Exchange under the symbol “FST”.

Our principal executive offices are located at 707 17th Street, Suite 3600, Denver, Colorado, 80202, and our telephone number at our principal executive offices is (303) 812-1400.

RISK FACTORS

Investing in our common stock involves risk.  See the risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008, and our Current Report on Form 8-K dated September 30, 2008, each of which is incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS

All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and Forest will not receive any of the proceeds from such sales.

SELLING SHAREHOLDERS

On September 30, 2008, we issued the shares of common stock offered by this prospectus in a private placement to Cordillera Texas, L.P. as partial consideration for our acquisition of oil and gas properties in the State of Texas from Cordillera Texas, L.P.  Subsequently, Cordillera Texas, L.P. distributed the shares of common stock offered by this prospectus to the selling shareholders, which include certain accredited investors who are members or beneficial owners of the parent company of Cordillera Texas, L.P.

The registration of these shares does not necessarily mean that the selling shareholders will sell any or all of the shares of common stock offered by them hereunder.

The following table provides information regarding the beneficial ownership of our common stock by the selling shareholders, as of September 30, 2008.  The number of shares set forth in the table below represents all shares of our common stock owned by the selling shareholders.

The information provided in the table below with respect to the selling shareholders has been obtained solely from the selling shareholders and we have not sought to verify this information.  Each of the selling shareholders has indicated to us that it has not had a material relationship with us (other than the transaction under which it acquired the shares of common stock from us) within the three-year period immediately preceding September 30, 2008 and that it is not a broker-dealer admitted to membership in the Financial Industry Regulatory Authority.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
	Number	Percent	Being Offered	Number	Percent

Citigroup Capital Partners I Energy, LLC (f/k/a SSBCP Energy I, LLC) †(1)	549,772	*	549,772	0	0%
Co-Investment LLC IX (Cordillera) †(2)	519,260	*	519,260	0	0%
Dodge Jones Foundation (3)	7,147	*	7,147	0	0%
EnCap Energy Capital Fund V, L.P. (4)	1,488,191	1.5%	1,488,191	0	0%
EnCap Energy Capital Fund V-B, L.P. (4)	1,178,206	1.2%	1,178,206	0	0%
Goldline Creek, LLC (5)	3,024	*	3,024	0	0%
Hexagon Investments, LLC (6)	219,909	*	219,909	0	0%
Howard Hughes Medical Institute (7)	549,772	*	549,772	0	0%
Joseph Edwin Canon	4,123	*	4,123	0	0%
Kade L. Matthews (8)	6,872	*	6,872	0	0%
Kamil Beriane Tazi	81,269	*	81,269	0	0%
Kickapoo Springs Foundation (9)	7,147	*	7,147	0	0%
Legett Foundation (10)	7,147	*	7,147	0	0%
Mansefeldt Cordillera Partners (11)	82,466	*	82,466	0	0%
NorthPoint Energy, LLC (12)	1,578,490	1.6%	1,578,490	0	0%
Reiman Foundation, Inc. (6)	54,977	*	54,977	0	0%
Still Water Foundation (13)	7,147	*	7,147	0	0%
Tad Richard Herz (14)	174,984	*	174,984	0	0%
Tejon Energy, LP (15)	35,735	*	35,735	0	0%
The Board of Trustees of the Leland Stanford Junior University (16)	549,772	*	549,772	0	0%
The Karakin Foundation (17)	7,147	*	7,147	0	0%
The Lincoln National Life Insurance Company †(18)	137,443	*	137,443	0	0%

*	Less than one percent (1%)
†	This selling shareholder is an affiliate of a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(1)

Citigroup Capital Partners I GP II Corp. (f/k/a SSBPIF GP Corp.) is deemed to hold investment power and voting control over the shares owned by Citigroup Capital Partners I Energy, LLC. Citigroup Capital Partners I Energy, LLC is an affiliate of Citigroup Global Markets Inc., a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(2)

Citigroup Private Equity LP is deemed to hold investment power and voting control over the shares owned by Co-Investment LLC IX (Cordillera). Co-Investment LLC IX (Cordillera) is an affiliate of Citigroup Global Markets Inc., a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(3)	Joseph E. Canon is deemed to hold investment power and voting control over the shares owned by Dodge Jones Foundation.
(4)

EnCap Equity Fund V GP, L.P., EnCap Investments, L.P., EnCap Investments GP, L.L.C., RNBD GP LLC, David B. Miller, Gary R. Petersen, D. Martin Phillips and Robert L. Zorich are deemed to hold investment power and voting control over the shares owned by EnCap Energy Capital Fund V, L.P. and EnCap Energy Capital Fund V-B, L.P.

(5)	Brian F. Fleischmann is a manager of Goldline Creek, LLC and is deemed to hold investment power and voting control over the shares owned by Goldline Creek, LLC.
(6)

Brian F. Fleischmann is the Executive Vice President of Hexagon Investments, LLC and Reiman Foundation, Inc. and is deemed to hold investment power and voting control over the shares owned by Hexagon Investments, LLC and Reiman Foundation, Inc.

(7)	Howard Hughes Medical Institute is deemed to hold investment power and voting control over the shares owned by Howard Hughes Medical Institute.
(8)	Joseph E. Canon and Kade L. Matthews hold investment power and voting control over the shares owned by Kade L. Matthews.
(9)	Joseph E. Canon and John A. Matthews, Jr. are deemed to hold investment power and voting control over the shares owned by Kickapoo Springs Foundation.
(10)	Joseph E. Canon and Kade L. Matthews are deemed to hold investment power and voting control over the shares owned by Legett Foundation.
(11)	Mansefeldt Investment Corporation is deemed to hold investment power and voting control over the shares owned by Mansefeldt Cordillera Partners.
(12)	George H. Solich is deemed to hold investment power and voting control over the shares owned by NorthPoint Energy, LLC.
(13)	James Flieller, Duncan Osborn, and Julia M. Wilkinson are deemed to share investment power and voting control over the shares owned by Still Water Foundation.
(14)	Tad R. Herz and Ann S. Herz hold investment power and voting control over the shares owned by Tad R. Herz.
(15)	Joseph E. Canon and Thomas R. Allen are deemed to share investment power and voting control over the shares owned by Tejon Energy, LP.
(16)	Stanford Management Company is deemed to hold investment power and voting control over the shares owned by The Board of Trustees of the Leland Stanford Junior University.
(17)

Joe B. Matthews, President, Leroy Bolt, Vice President, and David Buhrmann, Secretary, of The Karakin Foundation are deemed to hold investment power and voting control over the shares owned by The Karakin Foundation.

(18)

The Lincoln National Life Insurance Company is deemed to hold investment power and voting control over the shares owned by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company is an affiliate of several broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus for the selling shareholders.  Pursuant to an asset purchase and sale agreement, dated as of August 15, 2008 and amended as of September 30, 2008, we agreed to register the resale of the common stock covered by this prospectus and to indemnify the selling shareholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.  Under the asset purchase and sale agreement, we also agreed to pay the costs and fees of registering the shares of common stock; however, the selling shareholders will pay any brokerage fees and commissions and similar sales-related expenses relating to the sale of the shares of common stock.

The shares of common stock covered by this prospectus  may be sold from time to time directly by the selling shareholders, or through brokers, dealers or agents or on any exchange on which the common stock covered by this prospectus may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common stock covered by this prospectus may be sold include:

•                                         a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•                                         purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;

•                                         exchange distributions and/or secondary distributions;

•                                         sales on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange, in the over-the-counter market or through a market maker or into an existing trading market (on an exchange or otherwise) for the common stock;

•                                         in transactions in which broker-dealers may agree with a selling shareholder to sell a specified number of shares of such common stock at a stipulated price per share;

•                                         privately negotiated transactions; and

•                                         a combination of any such methods of sale.

Brokers, dealers and agents who participate in the sale of the shares of common stock may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or purchasers of the shares of common stock covered by this prospectus for whom they may act as agent.  The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock might be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of such common stock and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.  At the time a particular offer of any of the shares of common stock covered by this prospectus is made by the selling shareholders, to the extent required pursuant to the Securities Act, a supplement to this prospectus will be distributed which describes the method of sale in greater detail.  In addition, any shares of common stock which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities under the Securities Act.

There can be no assurance that the selling shareholders will sell any or all of the shares of common stock offered by them hereunder.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements of Forest Oil Corporation and subsidiaries appearing in Forest Oil Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Forest Oil Corporation’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Forest Oil Corporation and subsidiaries for the year ended December 31, 2005 have been incorporated by reference herein, in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of The Houston Exploration Company and subsidiaries as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference from the Current Report on Form 8-K/A filed on October 29, 2007 by Forest Oil Corporation have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share Based Payment,” on January 1, 2006 and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” on December 31, 2006), which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Estimated quantities of Forest’s oil and gas reserves and the net present value of such reserves as of December 31, 2007 set forth or incorporated by reference in this prospectus are based upon reserve reports audited by DeGolyer and MacNaughton, an independent reservoir engineering firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us.  The SEC’s website address is www.sec.gov.  You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.forestoil.com.  We do not intend for information contained in our website to be part of this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the completion of the offering of the securities pursuant to this prospectus.

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•                                          Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008;

•                                          Current Reports on Form 8-K (excluding those filings or portions thereof made under Item 2.02 or Item 7.01) dated October 29, 2007 (amending the Current Report on Form 8-K dated June 6, 2007), February 21, 2008, March 10, 2008, May 8, 2008, May 9, 2008, May 22, 2008, August 15, 2008, and September 30, 2008; and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A filed on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed with the SEC on October 17, 2003.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address:

Forest Oil Corporation

Attention: Corporate Secretary

707 17th Street

Suite 3600

Denver, Colorado 80202

Phone: (303) 812-1400

You should only rely on the information provided in this prospectus, as well as the information incorporated by reference.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.  Our business, financial condition, results of operations and prospects may have changed since that date.

PART II                                                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the shares of common stock being registered hereby.  All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	$14,640
Accounting fees and expenses	50,000
Printing expenses	25,000
Legal fees and expenses	75,000
Miscellaneous	15,000

Total	$179,640

Item 15.                                                    Indemnification of Directors and Officers.

Sections 721 through 725 of the Business Corporation Law of the State of New York (the “BCL”), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be “wholly” successful, and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification.  Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.  Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

Article IX of our Bylaws contains very broad indemnification provisions which permit us to avail ourselves of the amended BCL to extend broad protection to our directors, officers and employees by way of indemnity and advancement of expenses.  Our Bylaws set out the standard under which we will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers.  Our Bylaws also establish the manner of handling indemnification when a lawsuit is settled. It is not intended that our Bylaws are an exclusive method of indemnification.

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16.                                                    Exhibits.

Exhibit Number	Description

2.1

Asset Purchase and Sale Agreement between Cordillera Texas, L.P. and Forest Oil Corporation, dated as of August 15, 2008, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated September 30, 2008 (File No. 001-13515).

2.2

Amendment No. 1 to the Asset Purchase and Sale Agreement between Cordillera Texas, L.P. and Forest Oil Corporation, dated as of September 30, 2008, incorporated by reference to Exhibit 10.2 to Form 8-K for Forest Oil Corporation dated September 30, 2008 (File No. 001-13515).

4.1

Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2

Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3

Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4

Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5

Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6

Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, and No. 4, incorporated herein by reference to Exhibit 3.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

4.7

Indenture dated December 7, 2001 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.5 to Forest Oil Corporation Registration Statement on Form S-4 dated February 6, 2002 (File No. 333-82254).

4.8

Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).

4.9

Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.10

Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation Registration Statement on Form S-4 dated November 6, 2000 (File No. 333-49376).

4.11

Registration Rights Agreement between Forest Oil Corporation and the other signatories thereto dated as of June 6, 2007, incorporated herein by reference to Exhibit 4.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.12

Registration Rights Agreement by and among Forest Oil Corporation, Forest Oil Permian Corporation and Banc of America Securities LLC, for itself and on behalf of the several Initial Purchasers dated as of May 22, 2008, incorporated by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

4.13

First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

4.14

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Forest Oil Corporation to Robert C. Mertensotto, trustee, and Gregory P. Williams, trustee (Utah), and The Chase Manhattan Bank, as Global Administrative Agent, dated as of December 7, 2000, incorporated herein by reference to Exhibit 4.13 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.15

U.S. Credit Agreement – Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.16

First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.17

Canadian Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Canadian Forest Oil Ltd., each of the lenders party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, Bank of Montreal and The Toronto Dominion Bank, as Co-Canadian Documentation Agents, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JP Morgan Chase Bank, N.A. as Global Administrative Agent, incorporated herein by reference to Exhibit 4.5 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

*5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of DeGolyer and MacNaughton.

*23.5	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

Item 17.                                                    Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Forest Oil Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 1, 2008.

FOREST OIL CORPORATION

By:	/S/ H. CRAIG CLARK
Name:	H. Craig Clark
Title:	President and Chief Executive
Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Craig Clark, David H. Keyte and Cyrus D. Marter IV, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/S/ H. CRAIG CLARK	President and Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2008
H. Craig Clark

/S/ DAVID H. KEYTE	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 1, 2008
David H. Keyte

/S/ VICTOR A. WIND	Corporate Controller (Principal Accounting Officer)	October 1, 2008
Victor A. Wind

/S/ JAMES D. LIGHTNER	Chairman of the Board	October 1, 2008
James D. Lightner

/S/ WILIAM L. BRITTON	Director	October 1, 2008
William L. Britton

/S/ LOREN K. CARROLL	Director	October 1, 2008
Loren K. Carroll

/S/ DOD. A. FRASER	Director	October 1, 2008
Dod. A. Fraser

/S/ JAMES H. LEE	Director	October 1, 2008
James H. Lee

/S/ PATRICK R. MCDONALD	Director	October 1, 2008
Patrick R. McDonald

EXHIBIT INDEX

Exhibit Number	Description

2.1

Asset Purchase and Sale Agreement between Cordillera Texas, L.P. and Forest Oil Corporation, dated as of August 15, 2008, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated September 30, 2008 (File No. 001-13515).

2.2

Amendment No. 1 to the Asset Purchase and Sale Agreement between Cordillera Texas, L.P. and Forest Oil Corporation, dated as of September 30, 2008, incorporated by reference to Exhibit 10.2 to Form 8-K for Forest Oil Corporation dated September 30, 2008 (File No. 001-13515).

4.1

Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

4.2

Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.3

Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

4.4

Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation Registration Statement on Form S-2 dated January 25, 1996 (File No. 33-64949).

4.5

Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.6

Bylaws of Forest Oil Corporation Restated as of February 14, 2001 as amended by Amendments No. 1, No. 2, No. 3, and No. 4, incorporated herein by reference to Exhibit 3.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

4.7

Indenture dated December 7, 2001 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.5 to Forest Oil Corporation Registration Statement on Form S-4 dated February 6, 2002 (File No. 333-82254).

4.8

Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).

4.9

Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.10

Registration Rights Agreement, dated as of July 10, 2000, by and between Forest Oil Corporation and the other signatories thereto, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation Registration Statement on Form S-4 dated November 6, 2000 (File No. 333-49376).

4.11

Registration Rights Agreement between Forest Oil Corporation and the other signatories thereto dated as of June 6, 2007, incorporated herein by reference to Exhibit 4.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.12

Registration Rights Agreement by and among Forest Oil Corporation, Forest Oil Permian Corporation and Banc of America Securities LLC, for itself and on behalf of the several Initial Purchasers dated as of May 22, 2008, incorporated by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

4.13

First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation dated October 17, 2003 (File No. 001-13515).

4.14

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Forest Oil Corporation to Robert C. Mertensotto, trustee, and Gregory P. Williams, trustee (Utah), and The Chase Manhattan Bank, as Global Administrative Agent, dated as of December 7, 2000, incorporated herein by reference to Exhibit 4.13 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2000 (File No. 001-13515).

4.15

U.S. Credit Agreement – Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Forest Oil Corporation, each of the lenders that is party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, BNP Paribas, BMO Capital Markets Financing, Inc., Credit Suisse, Cayman Islands Branch, and Deutsche Bank Securities, Inc., as Co-U.S. Documentation Agents, and JP Morgan Chase Bank, N.A., as Global Administrative Agent, incorporated herein by reference to Exhibit 4.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.16

First Amendment dated May 9, 2008 to Second Amended and Restated Combined Credit Agreements dated June 6, 2007 among Forest Oil Corporation, Canadian Forest Oil Ltd., each of the lenders that is a party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 9, 2008 (File No. 001-13515).

4.17	Canadian Credit Agreement—Second Amended and Restated Credit Agreement dated as of June 6, 2007 among Canadian Forest Oil Ltd., each of the lenders party thereto, Bank of America, N.A. and Citibank, N.A., as Co-Global Syndication Agents, Bank of Montreal and The Toronto Dominion Bank, as Co-Canadian Documentation Agents, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JP Morgan Chase Bank, N.A. as Global Administrative Agent, incorporated herein by reference to Exhibit 4.5 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

*5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Deloitte & Touche LLP.

*23.4	Consent of DeGolyer and MacNaughton.

*23.5	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.